UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2015 (February 11, 2015)

VIRTUALSCOPICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52018	04-3007151
(Commission File Number)	(IRS Employer Identification No.)

500 Linden Oaks, Rochester, New York	14625
(Address of Principal Executive Offices)	(Zip Code)

(585) 249-6231
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors.

On March 2, 2015, the board of directors (the “Board”) appointed Andrew Levitch to the Audit Committee and Michael Woehler to the Compensation and Personnel Committee.

Mr. Woehler was originally elected as a director by the Board on February 6, 2015. Mr. Levitch was elected as director on February 10, 2015 by the holders of the Company’s Series C-1 Preferred Stock. These elections were initially reported under Item 5.02 on the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2015 and such disclosure is incorporated herein by reference in its entirety. At the time of such filing, Mr. Levitch and Mr. Woehler’s committee assignments had not been determined.

After giving effect to the appointments to the Audit Committee and the Compensation and Peronnel Committee as disclosed above, the committees are now comprised of the following members of the Board:

Audit Committee: Bruce Lev, Robert Klimasewski, Charles Phelps and Andrew Levitch.

Compensation and Personnel Committee: Terence Walts, Robert Klimasewski, Bruce Lev and Michael Woehler.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSCOPICS, INC.

Date: March 5, 2015	By:	/s/ James Groff
	Name:	James Groff
	Title:	Chief Financial Officer